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Exhibit 10.13

CONFORMED COPY

SEVERANCE ASSUMPTION AGREEMENT

        This Severance Assumption Agreement, dated as of March 16, 2004 (this "Agreement"), is made by and among Mrs. Fields' Original Cookies, Inc., a Delaware corporation (the "Company"), Mrs. Fields Famous Brands, Inc., a Delaware corporation ("MFFB"), Larry A. Hodges, an individual residing at 6 Parkside Lane, Sandy, Utah 84092 ("Executive"), and Mrs. Fields Famous Brands, LLC, a Delaware limited liability company ("Brandco").

W I T N E S S E T H:

        WHEREAS, pursuant to a Separation Agreement, dated August 6, 2003 (the "Separation Agreement"), by and among the Company, MFFB and Executive, the Company and MFFB agreed to make certain payments to Executive in connection with the severance of their employment and director relationships;

        WHEREAS, the Company, MFFB and Executive have agreed to revise the timing of certain payments to be made to Executive under the Separation Agreement;

        WHEREAS, the Company and MFFB are pursuing a reorganization and refinancing that would include as an element the formation of Brandco as a subsidiary of the Company and the offering by Brandco of senior secured notes (the "Brandco Offering"); and

        WHEREAS, in the event that the Brandco Offering is completed, the Company and MFFB desire to have Brandco assume certain payment obligations to Executive under the Separation Agreement effective as of the completion of the Brandco Offering and Executive desires to consent to such assumption.

        NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, each of the Company, MFFB, Executive and Brandco, intending to be legally bound hereby, agree as follows:

        1.    Definitions.    Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Separation Agreement.

        2.    Revision to Section 3 Payment Schedule.    The Company and Executive hereby agree that the Company's payment obligations set forth in Section 3 of the Separation Agreement shall be modified as to payments not yet received by Executive so that the Company shall pay to Executive (a) the amount of $17,916.67 on the 15th and the last days of each calendar month through December 2004 and (b) a lump sum portion in the amount of $304,583.47 on January 15, 2005.

        3.    Assumption.    In the event that the Brandco Offering is completed, Brandco will execute this Agreement and thereby assume all then remaining payment obligations in respect of (a) the Company's obligations under the Employment Agreement as specified in Section 3 of the Separation Agreement on the terms set forth in Section 3 of this Agreement and as modified by this Agreement and (b) MFFB's obligations in connection with the repurchase of Executive's Common Shares as specified in Section 4(a) of the Separation Agreement. Notwithstanding the foregoing and for the avoidance of doubt, the parties hereby acknowledge that Brandco is not assuming any other payment obligations of the Company or MFFB contained in the Separation Agreement, including, without limitation, any payments that may be due in connection with a Change of Control or Initial Public Offering of MFFB as specified in Section 4(c) of the Separation Agreement.

        4.    No Further Modifications.    Except as specifically set forth in this Agreement, the Separation Agreement remains unchanged and in full force and effect.

        5.    Amendments.    No amendment, modification or waiver in respect of this Agreement will be effective unless in writing signed by each of the parties hereto, including Brandco should it become a party hereto as provided in Section 3.

        6.    Headings.    Headings are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

        7.    Time of Essence.    Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        8.    Dispute Resolution.    Executive hereby irrevocably submits in any action, suit or proceeding arising out of this Agreement to the exclusive jurisdiction of the United States District Court resident in Salt Lake City, Utah and the jurisdiction of any court of the State of Utah located in Salt Lake City, Utah. Executive hereby waives any and all objections to the laying of venue of any such litigation in such jurisdiction and agrees not to plead or claim in any such litigation that such litigation has been brought in an inconvenient forum.

        9.    Governing Law.    This Agreement shall be governed by the laws of the State of Utah (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

[Remainder of Page Intentionally Left Blank.]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first above written.

THE COMPANY:
MRS. FIELDS' ORIGINAL COOKIES, INC.

By:	/s/ MICHAEL R. WARD Name: Michael R. Ward Title: Senior Vice President

MFFB:
MRS. FIELDS FAMOUS BRANDS, INC.

By:	/s/ MICHAEL R. WARD Name: Michael R. Ward Title: Senior Vice President

EXECUTIVE:

/s/ LARRY A. HODGES Larry A. Hodges

BRANDCO:
MRS. FIELDS FAMOUS BRANDS, LLC

By:	/s/ MICHAEL R. WARD Name: Michael R. Ward Title: Senior Vice President

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  Exhibit 10.13
SEVERANCE ASSUMPTION AGREEMENT